As filed with the Securities and Exchange Commission on October 25, 2017

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NXP SEMICONDUCTORS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

High Tech Campus 60 Eindhoven 5656 AG The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Long Term Incentive Plan

(Full title of the plan)

Tim Shelhamer

6501 William Cannon Dr. West, MD: OE62

Austin, TX 78735

United States

Tel: +1 (512) 895-2000

(Name, address and telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Jean Schreurs

SVP and Chief Corporate Counsel

High Tech Campus 60

Eindhoven 5656 AG

The Netherlands

Tel: +31 40 2728686

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value EUR 0.20 per share	3,905,447 shares	$ 45.44	$177,463,512	$22,094
Ordinary Shares, par value EUR 0.20 per share	2,900,000 shares	$115.67	$335,443,000	$41,763

(1)	Covers ordinary shares, par value EUR 0.20 per share (“Ordinary Shares”), of NXP Semiconductors N.V., a Dutch public limited liability company (the “Registrant”) issuable under the Registrant’s Long Term Incentive Plan (the “Plan”), including 3,905,447 shares issuable upon exercise of outstanding stock options (“Options”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Pursuant to Rule 457(c) and 457(h)(i) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based (1) with respect to the 3,905,447 shares underlying Options previously granted under the Plan, on the weighted average per share exercise price of $45.44, and (2) with respect to the 2,900,000 shares issuable under the Plan, on a price of $115.67 per Ordinary Share, which is the average of the high and low prices per share of the Ordinary Shares reported on The NASDAQ Global Select Market on October 20, 2017.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,805,447 ordinary shares, par value EUR 0.20 per share (“Ordinary Shares”), of NXP Semiconductors N.V., a Dutch public limited liability company (the “Registrant”), to be issued pursuant to the Registrant’s Long Term Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Plan, the management equity stock option plan and the global equity incentive program (Registration Statement No. 333-172711), including the information contained therein, are incorporated by reference herein.

Part II—Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC by the Registrant are incorporated in this Registration Statement by reference:

(1)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2016, filed on March 3, 2017;

(2)	the Registrant’s current reports on Form 6-K furnished on January 27, 2017, February 7, 2017, February 8, 2017, March 3, 2017, May 4, 2017 (Exhibit 2 – interim report only), July 24, 2017, and August 3, 2017 (Exhibit 2 – interim report only); and

(3)	the description of the Ordinary Shares included under the caption “Description of Registrant’s Securities to be Registered” included in the Registrant’s registration statement on Form 8-A, filed on August 3, 2010 (File No. 001-34841), including any amendments or supplements thereto.

All reports and other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Dr. Jean A.W. Schreurs, Senior Vice President and Chief Corporate Counsel of the Registrant, has given his opinion about certain legal matters affecting the Plan in this Registration Statement. Dr. Schreurs owns, or has the right to acquire, a number of Ordinary Shares which represents less than 1% of the total outstanding Ordinary Shares. Dr. Schreurs participates in the Plan.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of NXP Semiconductors N.V. (incorporated by reference to Exhibit 3.1 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

4.2	Articles of Association of NXP Semiconductors N.V. (incorporated by reference to Exhibit 3.2 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

4.3	Long Term Incentive Plan 2010 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.21 of the Form 20-F of NXP Semiconductors N.V., filed on March 13, 2012).

4.4	Long Term Incentive Plan 2011 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.23 of the Form 20-F of NXP Semiconductors N.V., filed on March 13, 2012)

4.5

Long Term Incentive Plan 2012/3 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.23 of the Form 20-F of NXP Semiconductors N.V., filed on March 1, 2013).

Long Term Incentive Plan 2013/4 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan and Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on February 28, 2014).

Long Term Incentive Plan 2014/5 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, the Restricted Stock Units Plan and the Keep Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on March 6, 2015).

Long Term Incentive Plan 2015/6 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan and the Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on February 26, 2016).

Long Term Incentive Plan 2016/7 Terms and Conditions with regard to the Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on March 3, 2017)

4.6	Long Term Incentive Plan 2017/18 Terms and Conditions with regard to the Restricted Stock Units Plan

5	Opinion of Dr. Jean A.W. Schreurs

23.1	Consent of Dr. Jean A.W. Schreurs (included in Exhibit 5)

23.2	Consent of KPMG Accountants N.V., independent registered public accounting firm of NXP Semiconductors N.V.

24	Power of Attorney of certain officers and directors of NXP Semiconductors N.V. to file future amendments (set forth on the signature pages of the Registration Statement)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of NXP Semiconductors N.V. (incorporated by reference to Exhibit 3.1 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

4.2	Articles of Association of NXP Semiconductors N.V. (incorporated by reference to Exhibit 3.2 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

4.3	Long Term Incentive Plan 2010 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.21 of the Form 20-F of NXP Semiconductors N.V., filed on March 13, 2012)

4.4	Long Term Incentive Plan 2011 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.23 of the Form 20-F of NXP Semiconductors N.V., filed on March 13, 2012)

4.5

Long Term Incentive Plan 2012/3 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, Restricted Stock Units Plan and Share Plan (incorporated by reference to Exhibit 10.23 of the Form 20-F of NXP Semiconductors N.V., filed on March 1, 2013).

Long Term Incentive Plan 2013/4 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan and Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on February 28, 2014).

Long Term Incentive Plan 2014/5 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan, the Restricted Stock Units Plan and the Keep Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on March 6, 2015).

Long Term Incentive Plan 2015/6 Terms and Conditions with regard to the Stock Option Plan, the Performance Stock Unit Plan and the Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on February 26, 2016).

Long Term Incentive Plan 2016/7 Terms and Conditions with regard to the Restricted Stock Units Plan (incorporated by reference to Exhibit 10.22 of the Form 20-F of NXP Semiconductors N.V., filed on March 3, 2017)

4.6	Long Term Incentive Plan 2017/18 Terms and Conditions with regard to the Restricted Stock Units Plan

5	Opinion of Dr. Jean A.W. Schreurs

23.1	Consent of Dr. Jean A.W. Schreurs (included in Exhibit 5)

23.2	Consent of KPMG Accountants N.V., independent registered public accounting firm of NXP Semiconductors N.V.

24	Power of Attorney of certain officers and directors of NXP Semiconductors N.V. to file future amendments (set forth on the signature pages of the Registration Statement) .

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, The Netherlands, on October 25, 2017.

NXP Semiconductors N.V.
(Registrant)

By:	/s/ Richard L. Clemmer
Name:	Richard L. Clemmer
Title:	President and Chief Executive Officer

.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Peter Kelly, Guido Dierick and Jean A.W. Schreurs, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2017.

Name	Title

/s/ Richard L. Clemmer Name: Richard L. Clemmer	Executive Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Peter Kelly Name: Peter Kelly	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Sir Peter Bonfield Name: Sir Peter Bonfield	Non-executive Director and Chairman of the Board

/s/ Johannes P. Huth Name: Johannes P. Huth	Non-executive Director and Vice Chairman of the Board

/s/ Kenneth A. Goldman Name: Kenneth A. Goldman	Non-executive Director

Name	Title

/s/ Dr. Marion Helmes Name: Dr. Marion Helmes	Non-executive Director

/s/ Josef Kaeser Name: Josef Kaeser	Non-executive Director

/s/ Ian Loring Name: Ian Loring	Non-executive Director

/s/ Eric Meurice Name: Eric Meurice	Non-executive Director

/s/ Peter Smitham Name: Peter Smitham	Non-executive Director

/s/ Julie Southern Name: Julie Southern	Non-executive Director

/s/ Gregory Summe Name: Gregory Summe	Non-executive Director

/s/ Timothy Shelhamer Name: Timothy Shelhamer	Authorized Representative in the United States